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                                                                    Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Board of Directors
Biosonics, Inc.



We hereby consent to the inclusion in this Prospectus and Registration Statement on Form SB-2 of our report dated February 21, 1997 (except for Notes 3 and 10 as to which the date is July 18,1997), on the financial statements included in the Biosonics, Inc. Form 10K for the year ended December 31, 1996. We also consent to the reference to our Firm under the caption, "Experts".



                                          /s/ MORRIS J. COHEN & CO., P.C.
                                         --------------------------------------
                                         MORRIS J. COHEN & CO., P.C.

Philadelphia, Pennsylvania
August 20, 1997